AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 4, 1997
                                                      REGISTRATION NO. 333-_____
                --------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                --------------------------------------------

                                FORM S-3
                          REGISTRATION STATEMENT
                                  UNDER
                         THE SECURITIES ACT OF 1933
               ----------------------------------------------

                          SEL-LEB MARKETING, INC.
           (Exact name of Registrant as specified in its charter)
               ----------------------------------------------

           NEW YORK                                11-3180295
(State or other jurisdiction of        (I.R.S. Employer Identification No.)
 incorporation or organization)

1435 51 STREET, NORTH BERGEN, NEW JERSEY             07047
(Address of Principal Executive Offices)           (Zip Code)

                           SEL-LEB MARKETING, INC.
                                1435 51 STREET
                        NORTH BERGEN, NEW JERSEY 07047
                                (201) 864-3316
                      (Address, including zip code, and
                  telephone number, including area code, of
                  registrant's principal executive offices)

                                JAN S. MIRSKY
                           SEL-LEB MARKETING, INC.
                                1435 51 STREET
                        NORTH BERGEN, NEW JERSEY 07047
                                (201) 864-3316
              (Name, address, including zip code, and telephone
              number, including area code, of agent for service)

                                   COPY TO:
                          James Martin Kaplan, Esq.
                       Zimet, Haines, Friedman & Kaplan
                               460 Park Avenue
                           New York, New York 10022
                                (212) 486-1700

                 --------------------------------------------

     Approximate date of commencement of proposed sale to the public: On such date as the Selling Stockholder shall elect to commence sales to the public following the effective date of this registration statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box. /   /

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / x /

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering. /   /___________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. /   /___________

     If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box. /   /
                     --------------------------------------------

                                CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------
                                                  Proposed maximum      Proposed maximum
  Title of each class of        Amount to be          offering          aggregate offering       Amount of
securities to be registered      registered       price per unit(1)          price(1)         registration fee
----------------------------------------------------------------------------------------------------------------
Common Stock, par value         360,000 shares       $6.3125               $2,272,500           $688.64
   $.01 per share(2)
----------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the "Act"), based on the average of the high and low prices of the Common Stock on February 27, 1997, which was $6.3125
(2) Registered for resale by certain Selling Stockholders.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------

                               SEL-LEB MARKETING, INC.

                                CROSS REFERENCE SHEET


ITEM
NUMBER   ITEM                                                   HEADING IN PROSPECTUS
------   ----                                                   ---------------------

1.       Forepart of the Registration Statement and Outside
         Front Cover Page of Prospectus                         Front Cover Page

2.       Inside Front and Outside Back Cover Pages
         of Prospectus                                          Table of Contents; Available Information;
                                                                Documents Incorporated by Reference

3.       Summary Information, Risk Factors and Ratio of
         Earnings to Fixed Charges                              Prospectus Summary; Risk Factors

4.       Use of Proceeds                                        Use of Proceeds

5.       Determination of Offering Price                        *

6.       Dilution                                               *

7.       Selling Security Holders                               Selling Stockholder

8.       Plan of Distribution                                   Plan of Distribution

9.       Description of Securities to be Registered             Incorporation of Certain Documents by Reference

10.      Interests of Named Experts and Counsel                 Experts; Legal Matters

11.      Material Changes                                       Not applicable

12.      Incorporation of Certain Information by
         Reference                                              Documents Incorporated by Reference

13.      Disclosure of Commission Position on
         Indemnification for Securities Act Liabilities         Disclosure of Commission Position on Indemnification for Securities
                                                                Act Liabilities


---------------

* Not Applicable.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


PRELIMINARY PROSPECTUS DATED MARCH 4, 1997
SUBJECT TO COMPLETION


                                    360,000 Shares

                               SEL-LEB MARKETING, INC.

                                     Common Stock
                             (Par Value $.01  Per Share)
                                ---------------------

    This Prospectus relates to up to 360,000 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of Sel-Leb Marketing, Inc. (the "Company" or "Sel-Leb"). The Shares may be offered for sale by Sharpy Corp., a New York corporation (the "Selling Stockholder"), or by pledgees, donees, transferees, or other successors in interest of the Selling Stockholder. See "Selling Stockholder." All proceeds from any sales of the Shares by the Selling Stockholder will inure to the benefit of the Selling Stockholder. The Company will receive none of the proceeds from the sale of Shares by the Selling Stockholder hereunder. All expenses of registration incurred in connection herewith, estimated to be approximately $26,000, are being borne by the Company; provided, however, that all selling and other expenses incurred by the Selling Stockholder will be borne by the Selling Stockholder.

    The sale of the Shares by the Selling Stockholder, or by pledgees, donees, transferees or other successors in interest thereof, may be effected from time to time in transactions (which may include block transactions) on the Nasdaq Small-Cap Market ("Nasdaq"), the over-the-counter market, the Boston Stock Exchange ("BSE"), in private sales or in negotiated transactions, through the writing of options on Shares, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. See "Selling Stockholder" and "Plan of Distribution".

    The Common Stock is listed on Nasdaq and the BSE under the symbols "SELB" and "SLL," respectively. The last closing sale price per share of the Common Stock on Nasdaq on March 3, 1997 was $6.00.

    The address of the principal executive offices of the Company is 1435 51 Street, North Bergen, New Jersey 07047, and its telephone number at that address is (201) 864-3316.
                            ------------------------------

        THE SHARES OFFERED HEREBY ARE SUBJECT TO CERTAIN RISKS WHICH SHOULD BE
          CAREFULLY CONSIDERED BY POTENTIAL INVESTORS.  SEE "RISK FACTORS".
                            ------------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
        AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
           ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                           TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------------

                 The date of this Prospectus is ________ __, 1997

                                AVAILABLE INFORMATION

    Pursuant to the Securities Act of 1933, as amended (the "Securities Act"), the Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") of which this Prospectus is a part. This Prospectus does not contain all the information set forth in the Registration Statement, to which reference is hereby made for further information. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is hereby made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

    The Company is subject to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith is required to file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed with the Commission by the Company can be inspected at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, or at the Regional Offices of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements. Such reports and other information may also be inspected at Nasdaq, 1735 K Street, N.W., Washington, D.C. 20006.

                         DOCUMENTS INCORPORATED BY REFERENCE

    The following documents filed with the Commission are incorporated into this Registration Statement by reference:

    (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995;

    (b) The Company's Quarterly Reports on Form 10-QSB for the periods ended March 31, 1996, June 30, 1996 and September 30, 1996;

    (c) The description of the Company's Common Stock, par value $.01 per share, contained in the Company's Registration Statement on Form 8-A filed with the Commission on June 1, 1995, as amended; and

    (d) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1995.

    All documents filed by the Company after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the sale of all of the securities offered hereunder or the deregistration of all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will provide without charge to each person, including any beneficial owner of any of the Common Stock, to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any and all of the documents referred to above which have been or may be incorporated by reference in this Prospectus. Requests for such copies of any document should be directed to Jorge Lazaro, Secretary, Sel-Leb Marketing, Inc., 1435 51 Street, North Bergen, New Jersey 07047, telephone number (201) 864-3316.

                                  PROSPECTUS SUMMARY

    UNLESS OTHERWISE INDICATED, THE INFORMATION SET FORTH IN THIS PROSPECTUS GIVES EFFECT TO A THREE-FOR-ONE STOCK SPLIT OF THE COMPANY'S COMMON STOCK, PAR VALUE $.01 PER SHARE ("COMMON STOCK"), WHICH WAS EFFECTED IN THE FORM OF A SHARE DISTRIBUTION ON FEBRUARY 29, 1996 (THE "SHARE DISTRIBUTION"). PURSUANT TO THE SHARE DISTRIBUTION, EACH HOLDER OF RECORD OF COMMON STOCK ON FEBRUARY 2, 1996 RECEIVED TWO ADDITIONAL SHARES OF COMMON STOCK FOR EACH SHARE HELD ON SUCH DATE. IN CONNECTION WITH THE SHARE DISTRIBUTION, THE COMPANY ADJUSTED THE TERMS OF THE REDEEMABLE WARRANTS (THE "PUBLIC WARRANTS") ISSUED BY THE COMPANY IN ITS JULY 1995 INITIAL PUBLIC OFFERING OF SECURITIES (THE "IPO"), WHICH PUBLIC WARRANTS ORIGINALLY REPRESENTED THE RIGHT TO PURCHASE ONE SHARE OF COMMON STOCK AT AN EXERCISE PRICE OF $6.00 PER SHARE, TO PROVIDE THAT, AS A RESULT OF THE SHARE DISTRIBUTION, EACH PUBLIC WARRANT REPRESENTED THE RIGHT TO PURCHASE THREE SHARES OF COMMON STOCK AT AN EXERCISE PRICE OF $2.00 PER SHARE. ON JUNE 6, 1996, THE COMPANY ELECTED TO ADJUST THE NUMBER OF PUBLIC WARRANTS OUTSTANDING (THE "WARRANT ADJUSTMENT"). AS A RESULT OF THE WARRANT ADJUSTMENT, EFFECTIVE JUNE 20, 1996, EACH HOLDER OF A PUBLIC WARRANT ON JUNE 17, 1996 HELD, IN LIEU OF ONE PUBLIC WARRANT TO PURCHASE THREE SHARES OF COMMON STOCK AT AN EXERCISE PRICE OF $2.00 PER SHARE, THREE PUBLIC WARRANTS, EACH TO PURCHASE ONE SHARE OF COMMON STOCK AT AN EXERCISE PRICE OF $2.00 PER SHARE. UNLESS OTHERWISE INDICATED, THE INFORMATION SET FORTH IN THIS PROSPECTUS GIVES EFFECT TO THE WARRANT ADJUSTMENT.

                                     THE COMPANY

    The Company is primarily engaged in the distribution and marketing of consumer merchandise to retail sellers such as mass merchandisers, discount chain stores and food, drug and electronic retailers. The Company's business presently consists of the following activities: (i) opportunistic purchasing and secondary sourcing (i.e., distributing merchandise on a wholesale basis outside of normal distribution channels to retail merchants) of a broad range of name-brand and off-brand products such as health and beauty aids, cosmetics, fragrances, kitchen items and other household items, (ii) developing, marketing and selling the Company's own proprietary brands of budget-line health, beauty aid and cosmetic products, which are manufactured for the Company by contract manufacturers, (iii) representing manufacturers and distributors as a sales agent, on a commission basis, in connection with the sale to mass merchandise retailers of merchandise manufactured and distributed by such third parties and
(iv) developing, marketing and selling, or otherwise facilitating the development, marketing or sale of, products to be promoted by celebrity spokespersons and sold to mass merchandise retailers, as well as products which will "tie in" to specific television shows and be sold by the Company either on television in connection with those shows, with the intent to thereafter sell such products to mass merchandise retailers, or directly to mass merchandise retailers. The Company's strategy is to capitalize on increased consumer demand for value and convenience resulting from the increased acceptance by consumers of mass merchandisers, electronic retailers and other mass marketing retail outlets, as well as on the popularity of consumer products endorsed by celebrity spokespersons.

    The Company, which was incorporated under the laws of the State of New York on September 21, 1993, consummated in July 1995 the IPO pursuant to which the Company issued units (the "IPO Units"), each IPO Unit consisting of three shares of Common Stock and three Public Warrants. Immediately following the issuance of the IPO Units, the Common Stock and Public Warrants became separately tradeable and transferable. On May 18, 1995, Linette Cosmetics, Inc. ("Linette Cosmetics"), a corporation founded in 1985 by Harold Markowitz, the Chairman of the Board of the Company, and Jorge Lazaro, the Executive Vice President and Secretary of the Company, was merged with and into the Company, with the Company as the surviving corporation (the "Linette Merger"). Prior to the Linette Merger, all of the outstanding capital stock of Linette Cosmetics was owned by Mr. Markowitz, Mr. Lazaro and Paul Sharp, the President and Chief Executive Officer of the Company, who together comprised the shareholders of the Company until the IPO. In addition, immediately prior to the consummation of the IPO, each of Messrs. Markowitz, Sharp and Lazaro contributed to the Company his 20% equity interest in Lea Cosmetics, Inc. ("Lea Cosmetics") and the Company acquired from the remaining shareholder his 40% equity interest in Lea Cosmetics (the "Lea Acquisition"). As a result, Lea Cosmetics became a wholly-owned subsidiary of the Company and, on August 3, 1995, Lea Cosmetics was merged with and into the Company, with the Company as the surviving corporation.

    The Company's principal executive offices are located at 1435 51 Street, North Bergen, New Jersey 07047, and its telephone number is (201) 864-3316.

                             RECENT DEVELOPMENTS

     The Company has recently uncovered the theft of certain of its inventory from its North Bergen, New Jersey premises. The Company is currently in the process of investigating this matter, and has retained the services of an investigator to assist the Company in determining the manner in which such theft occurred and the amount of inventory in question. In addition, the Company is currently reviewing its inventory security and control procedures in order to determine any changes which must be made in order to prevent future theft. Based on information known to the Company to date, the Company believes that the theft was committed by a limited number of warehouse employees of the Company and occurred in the fourth quarter of 1996. In addition, although the Company has not yet determined the amount of the inventory involved, the Company currently believes that the amount will be at least $50,000 but is not expected to exceed $125,000. The Company anticipates that the loss of such inventory during the year ended December 31, 1996 will have an adverse effect on the results of operations of the Company for the fourth quarter of 1996. In addition, although the Company intends to file an insurance claim with respect to this matter, the Company's current insurance policy provides coverage for employee theft for only up to $100,000 per incident, with a $10,000 deductible. There can be no assurance that the Company will be successful in its claim under such insurance policy, or that the amount collected by the Company thereunder will satisfy the full amount of its losses.


                                     THE OFFERING


Common Stock offered by the
  Selling Stockholder....................   360,000 shares

Common Stock to be outstanding
  after the Offering.....................   8,624,897 shares (1)

Nasdaq symbol............................   SELB

BSE symbol...............................   SLL

Use of proceeds..........................   Any and all Shares which may
                                            be sold pursuant to this
                                            Prospectus will be sold by the
                                            Selling Stockholder for its own
                                            account.  The Company will receive
                                            none of the proceeds from the sale
                                            of Shares.
---------------------
(1) Based on 8,624,897 shares of Common Stock outstanding as of February 27, 1997. Excludes (i) 1,099,000 shares of Common Stock issuable upon the exercise of stock options outstanding under the Company's stock option plans (the "Plans") at the date of this Prospectus, (ii) 390,500 shares of Common Stock reserved for issuance upon exercise of stock options available for future grant under the Plans and (iii) 5,523,603 shares of Common Stock issuable upon the exercise of 5,523,603 Public Warrants outstanding as of February 27, 1997.

                                     RISK FACTORS

    PRIOR TO INVESTING IN THE COMMON STOCK BEING OFFERED HEREBY, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FACTORS SET FORTH BELOW, TOGETHER WITH THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS.

    THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS.  ACTUAL
RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF THE RISK FACTORS SET FORTH BELOW, INCLUDING BUT NOT LIMITED TO GENERAL TRENDS IN THE RETAIL INDUSTRY, THE ABILITY OF THE COMPANY TO SUCCESSFULLY IMPLEMENT ITS EXPANSION PLANS, CONSUMER ACCEPTANCE OF ANY PRODUCTS DEVELOPED AND SOLD BY THE COMPANY, AND THE ABILITY OF THE COMPANY TO DEVELOP ITS "CELEBRITY" PRODUCT BUSINESS.

DEPENDENCE ON CERTAIN CUSTOMERS

    The Company's ten largest customers accounted for approximately 72% and 69% of the Company's net sales during the nine-month period ended September 30, 1996 and the year ended December 31, 1995, respectively. During the nine-month period ended September 30, 1996, BJ's Wholesale Club and McCrory's Stores accounted for approximately 31% and 11%, respectively, of the Company's sales, and during the year ended December 31, 1995, BJ's Wholesale Club and Ames Department Stores accounted for approximately 26% and 11%, respectively, of the Company's sales. The Company believes that it has good relationships with its customers, and that, as a consequence of its strong and, in many instances, long-term relationships with many of such customers, they will continue to do business with the Company. However, the Company has no long-term contracts with any of its customers, all of which purchase products from the Company pursuant to individually placed purchase orders. Therefore, there can be no assurance that the Company's customers, including any of its largest customers, will continue to purchase merchandise from the Company, and the loss of a significant volume of purchases from a number of its customers could have a material adverse effect on the Company's business and results of operations. In addition, although the Company has sold substantially all merchandise acquired by it through opportunistic purchases in each of the last three fiscal years, there can be no assurance that the Company, which typically purchases merchandise before it has arranged for customers for such merchandise, will be able to obtain customers for all such merchandise acquired by it in the future, or that if it is able to secure such customers, sales to such customers will yield acceptable profit margins.

DEPENDENCE ON THIRD-PARTY MANUFACTURERS AND SUPPLIERS

    The Company makes opportunistic purchases of merchandise from manufacturers as well as from secondary sources such as wholesalers, retailers, financially distressed businesses and duty-free distributors. The Company purchases such merchandise through individually placed purchase orders and does not have any contracts with any such suppliers, depending, instead, on its ongoing relationships and prior dealings with such suppliers to obtain merchandise at favorable prices when it becomes available for sale to secondary suppliers. Although the Company believes that its relationships with its suppliers are good and that it would be able to locate other sources of merchandise in the event of the loss of one or more of such suppliers, there can be no assurance that the Company will not experience delays or other difficulties in obtaining merchandise, which could have a material adverse effect on the Company's business and results of operations.

    To date, all of the Company's proprietary brand name budget-line health, beauty aid and cosmetic products sold under the Linette-Registered Trademark-, Vea-Registered Trademark-, Zia-Registered Trademark- and Loud Music-TM- brand names and all packaging therefor have been manufactured and supplied by third parties in accordance with the Company's specifications. The Company purchases all materials for its products (including raw materials and packaging) through individually placed purchase orders to various suppliers, who deliver the products to LPD Packaging, Inc., a manufacturer engaged by the Company; such manufacturer, in turn, provides filling and packaging services, performs quality control, distributes the finished products and, if necessary, warehouses such products. During the year ended December 31, 1995 and the nine-month period ended September 30, 1996, the Company paid $616,640 and $741,270, respectively, to this manufacturer for such services. Although the Company believes that its manufacturer has the capacity to produce volumes of products sufficient to meet the Company's foreseeable needs, there can be no assurance of such.
Furthermore, although the Company believes that it has a good relationship with this manufacturer and that the Company will continue to obtain its finished products to be sold under the Linette-Registered Trademark-, Vea-Registered Trademark-, Zia-Registered Trademark- and Loud Music-TM- brand names from such manufacturer in the foreseeable future, the Company does not have a written contract with this manufacturer and there can therefore be no assurance of such. In the event the Company were to experience difficulties with or the loss of services of its present manufacturer, the Company believes that it would be able to retain the services of other manufacturers; however, there can be no assurance that such services could be retained on a timely basis or on terms as favorable as those with its present manufacturer. Likewise, although the Company has experienced no difficulty in obtaining necessary products, supplies and packaging from its suppliers and believes that it could obtain items of the same quantity and quality from other suppliers, in the event the Company were to experience difficulties with any of its present suppliers, the Company might be unable to obtain such items on a timely basis. The loss of either the Company's present manufacturer or any of its present suppliers, or any significant delays in obtaining another manufacturer or other suppliers in the event of any such loss, could have an adverse effect on the Company's business and results of operations.

    To date, all merchandise sold by the Company in connection with the "Jackie Collins" line of products has been purchased by the Company from third-party manufacturers and distributors, both in the United States and abroad. In addition, the Company currently anticipates that all products developed by it as television program "tie-in" products (including, without limitation, the "Jabot" line of products to be marketed by the Company pursuant to its agreement with Bell Abbott Haussmann Inc. ("BAHI") and the CLUELESS line of products to be marketed by the Company pursuant to its agreement with Viacom Consumer Products, Inc. ("VCP")), as well as other celebrity-endorsed products, if any, developed by the Company, will be purchased from third-party manufacturers. Typically, the Company develops or will develop (i) the design of the celebrity-endorsed products in conjunction with the celebrity who is to promote such products and
(ii) the design of any television "tie-in" products in conjunction with BAHI or VCP, as the case may be. Once the product has been developed in accordance with applicable design and quality specifications, the Company will arrange for the manufacture of the product by a third-party manufacturer according to the Company's design specifications; however, the Company does not enter into long-term contracts with such third parties, but instead purchases (and currently anticipates that it will in the future continue to purchase) such merchandise through individually placed purchase orders. Accordingly, the Company is dependent on the ability of its manufacturers to meet applicable design and quality specifications. Although the Company believes that, in the event it were to experience difficulties with or the loss of services of any of such manufacturers, it would be able to engage other manufacturers who could be retained by the Company and meet its production requirements on a timely basis, there can be no assurance of such. The loss of any of such manufacturers, or any significant delays in obtaining other manufacturers in the event of any such loss, could have an adverse effect on the Company's business and results of operations.

RISKS ASSOCIATED WITH PUBLIC TRENDS IN THE RETAIL INDUSTRY

    The retail industry is significantly affected by many factors, including changes in the national economy or in regional and local economies, changes in consumer preferences and confidence in the overall economy, increases in the number of retail operations and intense competition in the retail industry generally. In addition, factors such as inflation may have a greater effect on the retail industry than on other industries. Furthermore, several retail firms, including retail customers of the Company, have filed for bankruptcy protection and there can be no assurance of their continued existence or of the continued existence of any of the Company's retail customers. During the past three years, the Company has written off an immaterial amount of receivables as a result of these bankruptcies. The loss of any of the Company's substantial customers could have a material adverse effect on the business and results of operations of the Company.

RISK OF LOSS OF CERTAIN PRODUCTS

    The Company currently warehouses all of the raw materials used in connection with its proprietary brand name health, beauty aid and cosmetics products, as well as the finished products, at LPD Packaging, Inc.'s warehouses. Accordingly, the Company is subject to the risk of the loss of all or a portion of such inventory, either as a result of theft, fire or otherwise. Although the Company maintains insurance which would cover any such losses (including losses associated with business interruptions) and believes that, in the event of a complete or significant loss, it would be able to replace such inventory (I.E., by purchasing materials from other sources and, if necessary, retaining the services of another manufacturer) within a period of approximately two to three months, the Company is subject to the risk of loss of customers during such period.

RISKS ASSOCIATED WITH EXPANSION PLANS; DEPENDENCE ON NEW PRODUCT INTRODUCTIONS AND MARKET ACCEPTANCE TO IMPLEMENT EXPANSION PLANS; LITIGATION RELATING TO CERTAIN NEW PRODUCTS

    As part of the Company's strategy of taking advantage of the growth in mass merchandising and value retailing, the Company will seek to continue introducing its own brand name health, beauty aid and cosmetic products, thereby providing the Company with an ongoing supply of products and making the Company less reliant on third party and/or opportunistic sources of merchandise. The success of the Company's expansion plan is dependent upon its ability to identify and develop products that can be successfully sold to retail chains and other mass merchandisers at acceptable profit margins. There can be no assurance that the Company will be able to successfully develop and introduce new products under its own brand names, that any such products will meet with consumer acceptance in the marketplace or that any such products will be sold at acceptable profit margins. In addition, the Company may seek to obtain rights to additional proprietary lines either by acquisition or through licensing or other arrangements. However, there can be no assurance that any such acquisition opportunities will become available, that the Company would be successful in acquiring any such rights on favorable terms, or that the Company would be successful in marketing and selling any product lines so acquired by it.

    The Company is also seeking to expand the "celebrity" product area of its business, including by marketing and distributing in the traditional retail market celebrity merchandise which is originally offered for sale on television or by developing products to be promoted by celebrities and sold directly in such traditional markets. The success of the Company's expansion plan is dependent on the Company's ability to retain the services of celebrities and to develop products to be endorsed by such celebrities which will meet with consumer acceptance. In 1996, the Company entered into an arrangement with Regis Philbin, co-host of the television program LIVE WITH REGIS AND KATHIE LEE, and Beau Brummel, a leading New York City clothier, involving a line of menswear accessories to be promoted by Mr. Philbin. Pursuant to such arrangement, the Company provided a portion of the financing required in connection with Mr. Philbin's initial live television appearance on QVC Network in December 1996. A second appearance by Mr. Philbin on QVC Network has been tentatively scheduled for March 1997 and, in connection therewith, the Company is seeking to formalize and extend the terms of its arrangement with such parties. In addition, the Company has previously developed a line of products endorsed by best-selling author Jackie Collins which were sold on Home Shopping Network in 1994 and 1995, and, in 1996, the Company sold directly into the traditional retail market a line of "Jackie Collins Wild" fragrances. There can be no assurance that the Company will be able to market additional amounts of celebrity-endorsed products in the future, that it will be able to successfully participate in the development and/or promotion of any other products for Mr. Philbin, Ms. Collins or any other celebrities, that the Company will be able to retain the services of any celebrities in the future or that the Company will be able to successfully develop and/or promote any products for any celebrities. There can be no assurance that any such products so developed for Mr. Philbin, Ms. Collins or any other celebrities will meet with consumer acceptance or generate any significant revenues.

    In October 1996, the Company entered into an agreement with VCP pursuant to which VCP has granted to the Company a license to use the designs, trademarks, service marks, logos, visual representations, characters and characterizations of the television series CLUELESS in connection with the manufacture and distribution in the United States of a CLUELESS line of cosmetics (including nail care products, lip stick products, cologne fragrances, mass market gift sets, signature gift sets and children's gift sets). Pursuant to the agreement, the Company has the exclusive right to sell such items in mass market stores, grocery stores, drug stores, beauty outlets, discount chain stores and wholesale clubs, and the non-exclusive right to sell such items in toy stores and department stores; provided, however, that under certain conditions (including failure to make a timely royalty payment or failure to meet certain sales targets), the Company's exclusive rights shall become non-exclusive. The Company is required under the agreement to pay to VCP a specified royalty fee on all items sold by the Company pursuant to the agreement, and has paid to VCP a non-returnable advance of $90,000 (subject to reduction in the event certain episodes of the show are not picked up for broadcast) to be applied against the Company's royalty payments. In addition, to the extent not already paid to VCP through royalty payments, the Company shall be required to pay to VCP on March 31, 1998 a guarantee of $225,000. Furthermore, the Company is also required under the agreement to spend a designated amount each year on advertising for the CLUELESS cosmetics line. The agreement commenced on October 15, 1996 and will continue, subject to certain conditions, until October 31, 1999; provided, however, that in the event the Company shall have met certain royalty targets during the initial term, the Company shall have the right to extend the agreement for an additional two-year period, subject to payment of an additional advance and an additional guarantee; and provided further that, in the event CLUELESS is not picked up for broadcast under certain circumstances, the Company shall have the option to terminate the agreement. As of the date hereof, the Company has commenced manufacturing a line of CLUELESS lipsticks, nail polishes and mascaras, which the Company currently anticipates will be launched in March 1997. However, there can be no assurance that these products will meet with consumer acceptance or that the CLUELESS show will continue to be broadcast during the anticipated term of the agreement.

    In February 1997, the Company and Paramount Pictures Corporation, an affiliate of VCP ("Paramount"), were named as defendants in an action brought in the United States District Court for the Southern District of California entitled SASSABY, INC. V. PARAMOUNT PICTURES CORPORATION AND SEL-LEB MARKETING, INC. (No. 97CV0197S (JFS)). The plaintiff in this action, a manufacturer of a line of cosmetic products which are marketed under the trademark "Jane"-TM-, has recently commenced marketing a type of makeup known as concealer under the name
"Clueless."   Plaintiff alleges that the marketing and sale of the CLUELESS line of cosmetics by the Company constitutes trademark infringement and unfair competition, and seeks to enjoin the Company from using the CLUELESS mark. Plaintiff also seeks damages in an unspecified amount. Pursuant to the Company's agreement with VCP, Paramount (on behalf of VCP) is assuming the defense of this action on behalf of the Company, and the Company shall be entitled to be indemnified by VCP for any losses suffered by it as a result of this action. The Company has been advised by Paramount that it believes that plaintiff's claims are without merit and will be vigorously defended by Paramount.

    In January 1997, the Company entered into an agreement with BAHI pursuant to which the Company has been granted the exclusive right to use the trademark "Jabot" in connection with the production, marketing and distribution of certain cosmetic and fragrance items (including, without limitation, perfumes, colognes, toilet water, talcum powder, bath gels and personal deodorants) in the United States and Canada, and has also been granted the exclusive right to use the trademark "Jabot for the Young and the Restless Generation" in connection with the marketing and distribution of such items in Canada. The "Jabot" and "Jabot for the Young and the Restless Generation" marks were inspired by the fictional name of a cosmetics company featured on a leading daytime television drama. Pursuant to the agreement, the Company has the right to sell the cosmetic and fragrance items through various retail distribution channels, including mass merchandisers, retail stores, catalogues, electronic media, direct response advertising, mail order, telemarketing and other similar retail channels. The Company is required under the agreement to pay to BAHI a specified royalty fee on all items sold by the Company pursuant to the agreement, and has paid to BAHI a nonrefundable $10,000 advance to be applied against the Company's royalty payments. The agreement is for a term of five years commencing March 31, 1997, and shall be automatically extended for an additional term of five years and a second additional term of ten years, in each case subject to certain minimum royalty payments having been met during the preceding term, and thereafter to subsequent additional terms of five years unless either party does not wish to extend the term of the agreement. As of the date hereof, the Company has developed a line of "Jabot" and "Jabot for the Young and the Restless Generation" products which the Company currently anticipates will be launched in the spring of 1997. There can be no assurance that the Company will be successful in selling such products or that any such products developed by the Company will meet with consumer acceptance.

COMPETITION

    The areas of business in which the Company engages are highly competitive businesses. The secondary sourcing business is characterized by intense competition, both in the products sold and in the retaining of relationships with suppliers and customers. With respect to its ability to obtain merchandise, the Company competes with other secondary sources, as well as with wholesale distributors and retailers. The Company believes that its ability to purchase a broad array of merchandise at competitive prices is critical to its success. With respect to sales to its customers, the Company competes with other secondary suppliers of merchandise, as well as with manufacturers who sell directly to retail merchandisers. In addition, with respect to products sold under the Company's Linette-Registered Trademark-, Vea-Registered Trademark-, Zia-Registered Trademark- and Loud Music-TM- brand names, the Company competes with other manufacturers at the retail store level for shelf space and promotional space. Many of the Company's existing or potential competitors are well established companies and have or will have substantially greater financial, marketing and other resources than the Company. The Company believes that it competes on the basis of value, product assortment and availability, service to customers and reputation, as well as on the basis of its long-standing and well-established relationships with both its suppliers and Although the

Company believes that it will be able to compete effectively on the basis of such factors, there can be no assurance of such.

    In connection with its "celebrity" products business, the Company competes or will compete with manufacturers and marketing organizations that seek out celebrities to endorse products and assist in marketing programs for their merchandise. In addition, the Company believes that virtually all celebrities have agents who can negotiate directly with retailers in order to secure marketing contracts on their behalf. The Company believes that it competes on the basis of its ability to design products which are consistent with the celebrities' respective preferences and characters and to provide such products to retailers at competitive prices. Furthermore, although the Company is not aware of any other entities which currently manufacture, market or develop television "tie-in" products to be sold on television during the airing of the related program, the Company believes that any such products developed by the Company will compete with other products sold in the electronic retailing market (including through television infomercials and interactive television shopping networks), and that these products, as well as the CLUELESS line of cosmetics expected to be sold by the Company, will compete with other products sold in the traditional retail market which relate to characters or themes of television shows or movies. The Company believes that it will compete on the basis of the unique nature of such television "tie-in" products, as well as on its ability to provide such products at competitive prices.


DEPENDENCE ON MANAGEMENT AND KEY PERSONNEL

    The success of the Company is largely dependent on the personal efforts of Harold Markowitz, its Chairman of the Board, Paul Sharp, its President and Chief Executive Officer, Jan Mirsky, the Company's Executive Vice President-Finance and Chief Operating Officer, Jack Koegel, its Vice Chairman, and Jorge Lazaro, its Executive Vice President. In particular, the future success of the Company's celebrity products line of business is dependent on the efforts of Mr. Markowitz. Although the Company has entered into an employment agreement with each of Messrs. Markowitz, Sharp, Mirsky, Koegel and Lazaro, each of which agreements provides that the employee shall devote substantially all of such employee's working time and attention to the Company, the loss of services of any of such individuals could have a material adverse effect on the Company's business and prospects.

CONTROL BY MANAGEMENT AND CURRENT SHAREHOLDERS

    As of the date of this Prospectus, Messrs. Markowitz, Sharp, Mirsky, Koegel and Lazaro, each of whom is an officer and director of the Company, beneficially own, in the aggregate, approximately 51.3% of the outstanding Common Stock (assuming no exercise of options or warrants held by persons other than Messrs. Markowitz, Sharp, Mirsky, Koegel and Lazaro). Accordingly, in the event such shareholders were to act in concert with respect to the Company's operations, they would be in a position to cause an increase in the authorized capital or cause the dilution, merger or sale of assets of the Company, and generally control the affairs of the Company.

INSURANCE AND POTENTIAL LIABILITY

    While no material product liability claims have been made against the Company in the past, as a distributor of merchandise, including health and beauty aids, cosmetics, fragrances and household items, the Company could be exposed to possible liability claims from others for personal injury or property damage due to design or manufacturing defects or otherwise. The Company maintains a product liability insurance policy that has a $1,000,000 per occurrence limit and a $2,000,000 aggregate limit, and a $3,000,000 umbrella liability insurance policy to cover claims in excess of the limits of its products liability insurance. In addition, the Company believes that the suppliers from whom it purchases such merchandise, including the manufacturers thereof, maintain adequate levels of product liability insurance. Although the Company believes that its product liability insurance coverage is adequate in light of prior experience and future expectations, there can be no assurance of such. In addition, the Company maintains other insurance, including insurance relating to property and personal injury, similar, the Company believes, to that maintained by comparable retail businesses and in amounts which the Company currently considers adequate. Nevertheless, a partially or completely uninsured claim against the Company, if successful and of sufficient magnitude, could have a material adverse effect on the Company.

RISK OF ELIMINATION OF SUPPLY OF PRESTIGE FRAGRANCES

    The Company believes that a portion of the prestige fragrances purchased by it may include trademarked products manufactured in foreign countries and trademarked products manufactured in the United States that may have been sold to foreign distributors. From time to time, United States trademark owners and their licensees and trade associations have initiated litigation or administrative agency proceedings seeking to halt the importation into the United States of such foreign manufactured or previously exported trademarked products. Although the Company is not currently the subject of any such legal or administrative actions, and is not aware of any such threatened legal or administrative actions, there can be no assurance that the Company's business activities will not become the subject of such actions in the future, or that future judicial, legislative or administrative agency action will not limit or eliminate some or all of the secondary sources of supply of prestige fragrances used by the Company. However, the Company believes that any future limitation on or elimination of its sources of supply of prestige fragrances for sale to its customers would not have a material adverse effect on the Company, although there can be no assurance of such.

NO DIVIDENDS

    The Company has not paid any dividends to date, other than a dividend paid in 1995 to those individuals who constituted the Company's shareholders prior to the IPO, which dividend was paid in connection with the termination of the Company's status as an S Corporation. It is the Company's intention to retain earnings, if any, to finance the operation and expansion of its business and, therefore, it does not expect to pay cash dividends in the foreseeable future.

ELIMINATION OF LIABILITY OF DIRECTORS AND OFFICERS

    The Company's Certificate of Incorporation eliminates the liability of a director of the Company for monetary damages for breach of duty as a director, subject to certain exceptions. In addition, the Certificate of Incorporation provides for the Company to indemnify, under certain conditions, directors and officers of the Company against all expenses, liabilities and losses reasonably incurred by such persons in connection therewith. The foregoing provisions may reduce the likelihood of derivative litigation against directors and may discourage or deter shareholders or management from suing directors for breaches of their duty of care, even though such an action, if successful, might otherwise benefit the Company and its shareholders.

SHARES ELIGIBLE FOR FUTURE SALE; REGISTRATION RIGHTS

    Upon the consummation of this offering, the Company will have 8,624,897 shares of Common Stock outstanding (assuming no exercise of outstanding options or warrants), of which 4,397,397 shares of Common Stock will be freely tradeable without restriction or further registration under the Securities Act of 1933, as amended (the "Securities Act"). All of the remaining 4,227,500 shares of Common Stock outstanding are "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act, and in the future may only be sold pursuant to a registration statement under the Securities Act, in compliance with the exemption provisions of Rule 144 or pursuant to another exemption under the Securities Act. Commencing in October 1995, an aggregate of 4,140,000 restricted shares became eligible for sale under Rule 144, subject to certain volume limitations prescribed by Rule 144 and to the contractual restrictions described below. The balance of the restricted shares will become eligible for sale under Rule 144, subject to the volume limitations prescribed by Rule 144, at various times commencing in July 1997. Pursuant to an agreement between the Company and the Underwriter of the Company's IPO (the "Underwriter"), the Company granted the Underwriter demand and piggyback registration rights with respect to shares of Common Stock underlying the Underwriter's warrants issued in connection with the IPO (the "Underwriter's Warrants"), which Underwriter's Warrants entitled the holders thereof to purchase an aggregate of 240,000 shares of Common Stock and 240,000 Public Warrants, and, in July 1996, the 480,000 shares of Common Stock underlying the Underwriter's Warrants were registered by the Company under the Securities Act. As of the date of this Prospectus, all of the Underwriter's Warrants have been exercised and the Company has issued 240,000 shares of Common Stock and 240,000 Public Warrants in connection therewith. In addition, pursuant to a Warrant and Registration Agreement between the Company and Jan S. Mirsky, the Company's Executive Vice President - Finance and Chief Operating Officer, the Company granted Mr. Mirsky certain demand and "piggyback" registration rights (subject to certain limitations) with respect to shares of Common Stock issuable upon exercise of warrants (the "Warrants") issued to Mr. Mirsky under such agreement. In January 1997, the Company filed with the Commission a Registration Statement on Form S-8 pursuant to which it registered under the Securities Act, among other things, the 490,689 shares of Common Stock underlying the Warrants, as well as the resale by Mr. Mirsky of such shares of Common Stock. As of the date of this Prospectus, Mr. Mirsky has exercised Warrants to purchase an aggregate of 109,000 shares of Common Stock. No prediction can be made as to the effect, if any, that sales of shares of Common Stock or even the availability of such shares for sale will have on the market prices prevailing from time to time. While Messrs. Markowitz, Sharp, Lazaro and Mirsky have agreed to extend until January 12, 1998 certain contractual transfer restrictions in favor of the Underwriter, pursuant to which restrictions each of such persons has agreed not to sell or otherwise dispose of 90% of the shares of Common Stock held by him (including, without limitation, shares which may be acquired upon exercise of options and warrants) without the prior written consent of the Underwriter (other than pursuant to private transfers in which the transferee agrees to abide by the same restriction), the possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock and the Public Warrants and could impair the Company's ability to raise capital through the sale of its equity securities.

POTENTIAL ADVERSE EFFECT OF REDEMPTION OF PUBLIC WARRANTS

    The Public Warrants may be redeemed by the Company at any time, upon notice of not less than 30 days, at a price of $.0167 per Public Warrant, provided the closing bid quotation of the Common Stock on Nasdaq has exceeded $3.33 (subject to adjustment) for a period of 20 consecutive trading days during the period in which the Public Warrants are exercisable. Redemption of the Public Warrants could force the holders to exercise the Public Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, to sell the Public Warrants at the then-current market price when they might otherwise wish to hold the Public Warrants, or to accept the redemption price, which is likely to be substantially less than the market value of the Public Warrants at the time of redemption.

POSSIBLE DELISTING OF SECURITIES FROM NASDAQ SYSTEM; RISKS RELATING TO LOW-PRICED STOCKS

    The Company's Common Stock and Public Warrants are listed on Nasdaq. In order to continue to be listed on Nasdaq, however, the Company must maintain $2,000,000 in total assets, a $200,000 market value of the public float and $1,000,000 in total capital and surplus. In addition, continued inclusion requires two market-makers and a minimum bid price of $1.00 per share; provided, however, that if the Company falls below such minimum bid price, it will remain eligible for continued inclusion in Nasdaq if the market value of the public float is at least $1,000,000 and the Company has $2,000,000 in capital and surplus. Nasdaq has recently proposed new maintenance criteria which, if implemented, would eliminate the exception to the $1.00 per share minimum bid price and require, among other things, $2,000,000 in net tangible assets, $1,000,000 market value of the public float and adherence to certain corporate governance provisions. The failure to meet these maintenance criteria in the future may result in the delisting of the Company's securities from Nasdaq. In such event, trading, if any, in the securities of the Company would thereafter be conducted in the over-the-counter markets through the so-called "pink sheets"
or the NASD's "Electronic Bulletin Board."   Consequently, the liquidity of the
Company's securities could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, difficulty in obtaining accurate quotations as to the market value of the securities and reductions in the security analysts' and the news media's coverage of the Company. Delisting of the Company's securities may result in lower prices for the Company's securities than might otherwise prevail.

    In addition, if the Common Stock were to become delisted from trading on Nasdaq and the trading price of the Common Stock were to fall below $5.00 per share, trading in the Common Stock would also be subject to the requirements of certain rules promulgated under the Exchange Act which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Common Stock and Public Warrants, which could severely limit the market liquidity of the Common Stock and Public Warrants, the ability of purchasers in this offering to sell the Common Stock in the secondary market and the Company's ability to obtain additional financing.


                                   USE OF PROCEEDS

    Any and all of the Shares which may be sold pursuant to this Prospectus will be sold by the Selling Stockholder for its own account. The Company will receive none of the proceeds from the sale of the Shares.


                                 SELLING STOCKHOLDER


    The number of shares of the Company's Common Stock owned beneficially by the Selling Stockholder as of the date of this Prospectus, the number of shares of the Company's Common Stock which may be offered by the Selling Stockholder pursuant to this Prospectus and the amount and percentage of shares to be owned by the Selling Stockholder assuming the sale of all such shares are as follows:



                                                                              SHARES TO BE OWNED AFTER
                                                                        SALE OF SHARES REGISTERED FOR RESALE
                                 SHARES                                 -------------------------------------
                               BENEFICIALLY           SHARES BEING                         PERCENT OF
NAME OF SELLING STOCKHOLDER      OWNED           REGISTERED FOR RESALE    AMOUNT         OUTSTANDING (1)
---------------------------  ----------------    ---------------------    ------         ---------------

Sharpy Corporation               360,000                360,000             -0-                    --

------------------------
(1) Based on 8,624,897 shares of Common Stock outstanding as of February 27, 1997.




                                 PLAN OF DISTRIBUTION

    The Shares are being registered in order to facilitate their sale from time to time by the Selling Stockholder, or by pledgees, donees, tranferees or other successors in interest thereof, should the Selling Stockholder or any such other party determine to make such sales. The Company is unable to predict whether or when the Selling Stockholder or any such other party will determine to proceed with sales of the Shares, as such determination will be made by the Selling Stockholder or such other party. The sale of the Shares by the Selling Stockholder, or by pledgees, donees, transferees or other successors in interest thereof, may be effected from time to time in transactions (which may include block transactions) on the Nasdaq Small-Cap Market, the over-the-counter market, the BSE, in private sales or in negotiated transactions, through the writing of options on Shares, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Stockholder or such other party may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder and/or the purchasers of Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). In addition, any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act ("Rule 144") may be sold under Rule 144 rather than pursuant to this Prospectus.

    The Selling Stockholder and any broker-dealers that act in connection with the sale of the Shares hereunder might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities

Act and any commissions received by them and any profit on the resale of Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

    The Company has agreed to pay all expenses of registration incurred in connection herewith; provided, however, that all selling and other expenses incurred by the Selling Stockholder will be borne by the Selling Stockholder. The Company has also agreed to use its best efforts to keep the Registration Statement of which this Prospectus forms a part current for a period of 60 days or until such earlier time as all of the Shares registered hereby have been sold or the Selling Stockholder has agreed to terminate the offering of the remaining Shares. If the Company is required to update this Prospectus during such period, the Company may incur additional expenses.


                               DISCLOSURE OF COMMISSION
                           POSITION ON INDEMNIFICATION FOR
                              SECURITIES ACT LIABILITIES

    The Company and the Selling Stockholder have agreed to indemnify each other against certain civil liabilities, including liabilities under the Securities Act. In addition, Section 402(b) of the New York Business Corporation Law (the state of incorporation of the Company) and the certificate of incorporation of the Company, as amended, provide for the indemnification of directors and officers under certain circumstances from certain liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchanges Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


                                       EXPERTS

    The financial statements of the Company as of December 31, 1995 and for the two years in the period ended December 31, 1995 included in the Company's Annual Report on Form 10-KSB and incorporated by reference in this Prospectus have been included in reliance upon the reports of Goldstein Golub Kessler & Company, P.C., independent certified public accountants, given upon the authority of said firm as experts in accounting and auditing.


                                    LEGAL MATTERS

    The validity of the Shares has been passed upon by Zimet, Haines, Friedman & Kaplan, 460 Park Avenue, New York, New York 10022.

--------------------------------------------------------------------------------


    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             --------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
AVAILABLE INFORMATION......................................................    2
DOCUMENTS INCORPORATED BY REFERENCE........................................    2
PROSPECTUS SUMMARY.........................................................    3
RISK FACTORS...............................................................    5
USE OF PROCEEDS............................................................   12
SELLING STOCKHOLDER........................................................   12
PLAN OF DISTRIBUTION.......................................................   12
DISCLOSURE OF COMMISSION
 POSITION ON INDEMNIFICATION
 FOR SECURITIES ACT LIABILITIES............................................   13
EXPERTS....................................................................   13
LEGAL MATTERS..............................................................   13




                                    360,000 SHARES




                               SEL-LEB MARKETING, INC.


                                     COMMON STOCK




                                 --------------------

                                      PROSPECTUS
                                 --------------------




                                    March 4, 1997

                                       PART II


                      INFORMATION NOT REQUIRED IN THE PROSPECTUS

    The Company has agreed to bear the expenses in connection with the registration by the Selling Stockholder of the shares being registered hereunder. Such expenses are set forth in the following table. All of the amounts are estimates except the Securities and Exchange Commission filing fee.

Item 14.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         SEC registration fee...................................     $702.27
         Accounting fees and expenses...........................    7,500.00
         Legal fees and expenses................................   15,000.00
         Printing expenses......................................    2,000.00
         Miscellaneous..........................................      797.73
                                                                  ----------
            Total...............................................  $26,000.00
                                                                  ----------
                                                                  ----------
Item 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 402(b) of the New York Business Corporation Law ("New York Law") permits a provision in the certificate of incorporation of each corporation organized thereunder eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for certain breaches of fiduciary duty as a director. The Certificate of Incorporation of the Registrant eliminates the personal liability of directors to the fullest extent permitted by New York Law.

    Section 722 of New York Law ("Section 722"), in summary, empowers a New York corporation, within certain limitations, to indemnify its officers and directors against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) actually and necessarily incurred by them in connection with any nonderivative suit or proceeding if they acted, in good faith, for a purpose they reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

    With respect to derivative actions, Section 722 permits a corporation to indemnify its officers and directors against amounts paid in settlement and reasonable expenses (including attorneys' fees) actually and necessarily incurred in connection with the defense or settlement of such action, or in connection with an appeal therein, provided such person meets the standard of conduct described in the preceding paragraph, except that no indemnification is permitted in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of or (ii) any claim where such person has been found liable to the corporation, unless the court in which the action was brought approves such indemnification and determines that such person is fairly and reasonably entitled to be indemnified.

    Reference is made to Article Seventh of the Certificate of Incorporation, as amended, of the Registrant for the provisions which the Registrant has adopted relating to indemnification of officers and directors.

    The Company and the Selling Stockholder have agreed to indemnify each other against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

Item 16.  EXHIBITS

   EXHIBIT    DESCRIPTION

    1         Not Applicable

    2         Not Applicable

    4 Instruments defining the rights of securityholders, including indentures:

              (A) Certificate of Incorporation, as amended (Incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995).

              (B) By-Laws (Incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995).

              (C) Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Company's Registration Statement on Form SB-2 (Registration No. 33-88134), as filed with the Commission on June 28, 1995).

   5          Opinion of Zimet, Haines, Friedman & Kaplan, filed herewith.

   8          Not Applicable

  12          Not Applicable

  15          Not Applicable

  23.1 Consent of Goldstein Golub Kessler & Company, P.C., filed herewith

  23.2 Consent of Zimet, Haines, Friedman & Kaplan (included in the opinion filed as Exhibit 5)

  24          Power of Attorney (see page II-4)

  25          Not Applicable

  26          Not Applicable

  27          Not Applicable

  99          Not applicable


Item 9.  UNDERTAKINGS

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Bergen, New Jersey, on this 4th day of March, 1997.

                                       SEL-LEB MARKETING, INC.

                                       By:  /S/HAROLD MARKOWITZ
                                            ------------------------
                                            Harold Markowitz
                                            Chairman of the Board

                            POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints each of Harold Markowitz and Jan S. Mirsky and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.


/s/ Harold Markowitz       Chairman of the Board and Director      March 4, 1997
----------------------
Harold Markowitz

/s/ Paul Sharp             President, Chief Executive Officer and  March 4, 1997
----------------------     Director (Principal Executive Officer)
Paul Sharp

/s/ Jan S. Mirsk           Executive Vice President - Finance,     March 4, 1997
----------------------     Chief Operating Officer and Director
Jan S. Mirsky              (Principal Financial and Accounting
                           Officer)

/s/ Jack Koegel            Vice Chairman and Director              March 4, 1997
----------------------
Jack Koegel

/s/ Jorge Lazaro           Executive Vice President, Secretary     March 4, 1997
--------------------       and Directo
Jorge Lazaro

/s/ Stanley R. Goodman     Director                                March 4, 1997
----------------------
Stanley R. Goodman

 /s/ Edward C. Ross        Director                                March 4, 1997
----------------------
Edward C. Ross

 /s/ Douglas L. Bailey     Director                                March 4, 1997
-----------------------
Douglas L. Bailey